THIS POST-EFFECTIVE AMENDMENT NO. 13 TO THE REGISTRATION STATEMENT OF THE WEISS FUND (THE "REGISTRANT") IS FILED FOR THE PURPOSES OF UPDATING CERTAIN FINANCIAL INFORMATION FOR WEISS TREASURY ONLY MONEY MARKET FUND AND WEISS MILLENNIUM OPPORTUNITY FUND, EACH A SEPARATE SERIES OF THE REGISTRANT (EACH A "FUND"), TO FILE CERTAIN EXHIBITS TO THE REGISTRANT'S REGISTRATION STATEMENT AND TO EFFECT CERTAIN NON-MATERIAL CHANGES TO THE FUNDS' DISCLOSURE DOCUMENTS.

  Prospectus

                                                               May 1, 2002


THE WEISS FUND

WEISS TREASURY ONLY MONEY MARKET FUND
WEISS MILLENNIUM OPPORTUNITY FUND

4176 Burns Road
Palm Beach Gardens, FL 33410
(800) 289-8100

-- Weiss Treasury Only Money Market Fund seeks maximum current income consistent with preservation of capital.

-- Weiss Millennium Opportunity Fund seeks capital appreciation.


THE BOARD OF TRUSTEES OF THE WEISS FUND VOTED TO CLOSE WEISS MILLENNIUM OPPORTUNITY FUND TO NEW INVESTMENTS, EFFECTIVE APRIL 19, 2002, AND ADOPTED A PLAN TO LIQUIDATE THE FUND NO LATER THAN MAY 20, 2002.

The Board determined that liquidation is in the best interests of Weiss Millennium Opportunity Fund shareholders because, in the view of Weiss Money Management, Inc. ("Weiss"), the Fund's investment manager, a view in which the Board concurs, the Fund is unlikely to grow sufficiently to enable it to benefit from the economies of scale that are offered by large funds. In making this determination, the Board considered that the small size of the Fund, its high expense ratio absent fee waivers and expense reimbursements, Weiss' unwillingness to maintain indefinitely the Fund's expenses at current levels, and the relative lack of investor interest in the Fund have rendered the continued operation of the Fund impracticable.

The Prospectus is hereby amended by removing information relating to an offering of shares of Weiss Millennium Opportunity Fund.


THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------------------------------------------------------------------------------------------------
TABLE OF CONTENTS
---------------------------------------------------------------------------------------------------------------------

Weiss Treasury Only Money Market
  Fund ................................           1
Fund Goal, Principal Strategies,
  Performance and Principal Risks......           1
Fees and Expenses......................           3
Weiss Millennium Opportunity Fund......           4
Fund Goal, Principal Strategies,
  Performance and Principal Risks......           4
Fees and Expenses......................           8
More Information About the Funds'
  Investments and Risks................           9
Fund Management........................          11
Dividends and Distributions............          13
Taxes..................................          13
Financial Highlights...................          15
How to Invest in the Funds.............          17
Opening an Account.....................          17
Adding to Your Investment..............          19
Redeeming Fund Shares..................          19
Exchanging Fund Shares.................          20
Transaction Information................          21
Shareholder Services...................          23
Additional Information.................        back
                                              cover

WEISS TREASURY ONLY MONEY MARKET FUND

------------------------------------------------------
FUND GOAL, PRINCIPAL STRATEGIES, PERFORMANCE AND PRINCIPAL RISKS
------------------------------------------------------

  GOAL Weiss Treasury Only Money Market Fund ("Money Market Fund") seeks maximum current income consistent with preservation of capital. This objective may be changed without the approval of the Fund's shareholders.

  PRINCIPAL STRATEGY Money Market Fund pursues its objective by investing exclusively in U.S. Treasury securities, which are direct obligations of the U.S. Treasury, repurchase agreements secured by such obligations and other funds that invest primarily in Treasuries. The Fund maintains a dollar-weighted average maturity of 90 days or less. In selecting portfolio investments, the Fund's investment adviser, Weiss Money Management, Inc. (which we refer to as "Weiss" or the "Manager"), with the assistance of the Fund's Sub-Adviser, identifies securities that present minimum credit risk and, from this group, makes an investment decision after assessing factors such as the trend in interest rates, the shape of the Treasury yield curve, and tax rates, and then selects from available yields and maturities. A security is typically sold if it ceases to be rated or its rating is reduced below the minimum required for purchase by Money Market Fund, unless the Fund's Board determines that selling the security would not be in the best interests of the Fund.

PRINCIPAL RISKS

  - An investment in Money Market Fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

  - As with most money market funds, the major factor affecting Money Market Fund's performance is short-term interest rates. If short-term interest rates fall, the Fund's yield is also likely to fall.

  - Money Market Fund can also be affected by the credit quality of the securities in its portfolio. The credit quality of a security is based upon the ability of the issuer to repay the security. Money market funds attempt to minimize this risk by investing in securities with high credit quality.

  - U.S. TREASURY SECURITIES Because short-term interest rates can fluctuate substantially over short periods, income risk to shareholders (i.e., the potential for a decline in the Fund's income due to falling interest rates) with respect to Money Market Fund's investments in short-term U.S. Treasury securities is expected to be high. As interest rates change, the values of such securities will also fluctuate.

  - REPURCHASE AGREEMENTS If the seller of the securities under a repurchase agreement fails to pay the agreed resale price on the agreed delivery date, Money Market Fund may incur costs in disposing of the collateral and be subject to higher losses to the extent such disposal is delayed.

  PERFORMANCE: The chart and table below provide some indication of the risks of investing in Money Market Fund by showing performance changes from year to year and by showing average annual returns over time. Keep in mind that past performance is no guarantee of future performance.

Annual Total Returns as of December 31 Each Year
[BAR CHART]

1997                                                                             4.71
1998                                                                             4.67
1999                                                                             4.35
2000                                                                             5.65
2001                                                                             3.54

BEST QUARTER:   1.47% (December 31, 2000)
WORST QUARTER:  0.47% (December 31, 2001)

AVERAGE ANNUAL TOTAL RETURNS (For periods ended December 31, 2001)

    One Year                                    3.54%
    Five Year                                   4.57%
    Since Inception                             4.58%*

* Money Market Fund commenced operations on June 28, 1996.

7 Day Yield (as of December 31, 2001)          1.59%

Money Market Fund's return and yield are after deduction of expenses. The Fund's return and yield would have been lower had certain expenses not been waived and reimbursed.

--------------------------------------------------------------------------------
FEES AND EXPENSES
--------------------------------------------------------------------------------
The table below describes the fees and expenses that you may pay if you buy and hold shares of Money Market Fund.

SHAREHOLDER FEES (Fees paid directly from your investment)

Redemption Fee(1)                                              None
(as a percentage of amount redeemed)
Exchange Fee                                                  $5.00

(1)A $15 service fee may be charged for redemptions by wire.

ANNUAL FUND OPERATING EXPENSES (Expenses that are deducted from Fund assets)

Management Fee                                               0.50%

Other Expenses                                               0.37%

Total Annual Fund Operating Expenses                         0.87%

Expenses Waived or Reimbursed                                0.27%

Net Fund Operating Expenses*                                 0.60%

* For the fiscal year ended December 31, 2001, the Fund's Manager contractually waived fees and reimbursed the Fund's expenses such that the Fund's actual operating expenses amounted to 0.60%. For the month of January, 2001, the Fund's Manager voluntarily waived fees and reimbursed expenses such that the Fund's actual operating expenses amounted to 0.50%. The Manager has contractually agreed to waive fees and/or reimburse the Fund's expenses through April 30, 2003 to the extent necessary to ensure that the Fund's Annual Fund Operating Expenses do not exceed 0.60%.

EXAMPLE:

This example is intended to help you compare the cost of investing in Money Market Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund's operating expenses remain the same, and that dividends and distributions are reinvested. Although your actual costs may be higher or lower than those in this example, based on these assumptions your costs would be:

1 Year                                                          $61

3 Years                                                        $251

5 Years                                                        $456

10 Years                                                     $1,048

WEISS MILLENNIUM OPPORTUNITY FUND

------------------------------------------------------
FUND GOAL, PRINCIPAL STRATEGIES, PERFORMANCE AND PRINCIPAL RISKS
------------------------------------------------------

  GOAL The Weiss Millennium Opportunity Fund ("Millennium Opportunity Fund") seeks capital appreciation. The Fund's investment objective may be changed without shareholder approval.

  PRINCIPAL STRATEGIES In seeking its investment objective of capital appreciation, Millennium Opportunity Fund will invest primarily in a portfolio of equity securities, such as common stocks, and will engage in short sales of such securities. Although equity securities are the primary focus of the Fund, the Manager intends to purchase investment-grade fixed income securities in attempting to achieve the Fund's objective. Under normal circumstances it is expected that approximately 20% of the Fund's assets will be invested in such securities. The Fund's Manager, with the assistance of the Fund's Sub-Adviser, will use both fundamental analysis and proprietary computer models to identify those securities to be purchased, sold or sold short. The Manager makes such determinations based, in part, upon its assessment of whether or not it believes a company is positioned to benefit from, or contribute to, contemporary trends. Under normal conditions, the Fund will invest at least 65% of its assets in long and/or short equity positions.

  Millennium Opportunity Fund employs a long-short approach. With this approach, the Fund will seek to purchase stocks of companies that, in the Manager's opinion, have (1) strong or improving fundamentals, (2) lower vulnerability to adverse factors such as global deflation or a domestic recession, and/or (3) operate in sectors of the market that show accelerating momentum and strong relative strength. At the same time, the Fund will seek to sell short stocks of issuers which the Manager believes have (1) weak or deteriorating fundamentals,
(2) greater vulnerability to adverse factors, and/or (3) operate in sectors of the market that show decelerating momentum and weak relative strength. Although the Manager expects that the Fund's "long" equity positions will generally outweigh its "short" equity positions, the Fund is not restricted in the amount of its assets that it may commit to short sales.

  The investment policies of Millennium Opportunity Fund may lead to frequent changes in the Fund's investments, particularly in periods of volatile market movements. A change in the securities held by the Fund is known as "portfolio turnover." Although the rate of portfolio turnover is difficult to predict, it is anticipated that under normal circumstances the Fund's portfolio turnover rate could reach 1000% or more.

  PRINCIPAL RISKS There are market and investment risks with any security. The value of an investment in Millennium Opportunity Fund will fluctuate over time and it is possible to lose money invested in the Fund.

  - STOCK MARKET Stock market movements will affect Millennium Opportunity Fund's share price on a daily basis. The Fund's portfolio securities could lose value as a result of a decline in the overall stock market. When the Fund purchases a stock, it is said to have a "long" position in that stock. Selling a stock "short" means that the Fund has sold a stock it does not own with the expectation that it will be able to buy the stock later at a lower price in order to close the transaction and realize a gain on the difference between the respective sale and purchase prices. The Fund's investment results will suffer if there is a stock market advance when the Fund has significant "short" equity positions, or if there is a stock market decline when the Fund has a significant "long" equity position.

  - EQUITY INVESTING An investment in the common stock of a company represents a proportionate ownership interest in that company. Therefore, Millennium Opportunity Fund participates in the success or failure of any company in which it holds stock. In addition, the market value of common stocks can fluctuate significantly.

  - SHORT INVESTING If Millennium Opportunity Fund's Manager takes short positions in stocks that increase in value, then the losses of the Fund may exceed those of other stock mutual funds that hold long positions only. Since Millennium Opportunity Fund is not restricted in the amount of its assets that may be allocated to short sales, significant short equity positions could increase the Fund's risk profile. Investment in shares of the Fund is more volatile and risky than many other mutual funds or other forms of investment.

  - PORTFOLIO STRATEGY The Manager's skill in choosing appropriate investments for Millennium Opportunity Fund will determine in large part the Fund's ability to achieve its investment objective. The risk exists that the Manager may incorrectly allocate the Fund's investments between long and short equity positions.

  - DEBT SECURITIES Investing in debt securities involves both interest rate and credit risk. The value of debt instruments generally increases as interest rates decline. In addition, the risk of prepayment could adversely impact Millennium Opportunity Fund during a period of falling interest rates as the Fund would be required to invest the proceeds from such investments at lower interest rates. Conversely, rising interest rates tend to cause the value of debt securities to decrease. The market value of debt securities also tends to vary according to the relative financial condition of the issuer.

  - PORTFOLIO TURNOVER Portfolio turnover generally involves some expense to Millennium Opportunity Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. Such sales may result in realization of taxable capital gains. A high portfolio turnover will result in higher brokerage costs and taxes, which will affect the Fund's performance.

  PERFORMANCE The chart and table below provide some indication of the risks of investing in Millennium Opportunity Fund by showing changes in the Fund's performance from year to year and by comparing the Fund's performance with a broad measure of market performance. Keep in mind that past performance (before and after taxes) is no guarantee of future performance.

Annual Total Return for Class A Shares as of December 31 Each Year*
[Bar Chart]

2000                                                                             -14.6
2001                                                                             -5.54

BEST QUARTER:   2.04% (December 31, 1999)
WORST QUARTER:  (7.24)% (June 30, 2000)

* Any applicable sales charges are not reflected, and if they were, returns would be less than those shown above.

WEISS MILLENNIUM OPPORTUNITY FUND AVERAGE ANNUAL TOTAL RETURN (For periods ended December 31, 2001)**

                                                    1 YEAR                SINCE SEPTEMBER 21, 1999(@)
    ---------------------------------------------------------------------------------------------------------
    Return Before Taxes                             (6.2)%                           (8.5)%
    ---------------------------------------------------------------------------------------------------------
    Return After Taxes on Distributions             (5.5)%                           (8.3)%
    ---------------------------------------------------------------------------------------------------------
    Return After Taxes on Distributions and
      Sale of Fund Shares                           (3.4)%                           (6.5)%
    ---------------------------------------------------------------------------------------------------------
    NASDAQ Composite Index (reflects no
      deduction for fees, expenses or
      taxes)                                       (21.1)%                          (14.9)%

** Reflects any applicable sales charges.

@ Commencement of Operations.

  After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of fund shares at the end of the measurement period.

  Millennium Opportunity Fund's return is after deduction of expenses. The Fund's return would have been lower had certain expenses not been waived and reimbursed.

--------------------------------------------------------------------------------
FEES AND EXPENSES
--------------------------------------------------------------------------------
The table below describes the fees and expenses that you may pay if you buy and hold Class A shares of Millennium Opportunity Fund.

SHAREHOLDER FEES (Fees paid directly from your investment)

Maximum Sales Charge (Load) Imposed on Purchases(1)            1.50%
(as a percentage of offering price)
Redemption Fee(2)                                              None
(as a percentage of amount redeemed)
Exchange Fee                                                  $5.00

(1)Up to a maximum of $75 per account.
(2)A $15 service fee may be charged for redemptions by wire.

ANNUAL FUND OPERATING EXPENSES (Expenses that are deducted from Fund assets)

Management Fee                                                 1.50%

Other Expenses                                                 3.25%

Total Annual Fund Operating Expenses*                          4.75%

* For the fiscal year ended December 31, 2001, the Manager had voluntarily agreed to waive fees and/or reimburse the Fund's expenses to the extent necessary to ensure that the Fund's total operating expenses (excluding interest, taxes, brokerage commissions, litigation, indemnification, and extraordinary expenses) did not exceed 2.50%. The Manager has agreed to continue this expense limitation for the Fund's current fiscal year, although it may be terminated or revised at any time.

EXAMPLE:

This example is intended to help you compare the cost of investing in Millennium Opportunity Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund's operating expenses remain the same, and that dividends and distributions are reinvested. Although your actual costs may be higher or lower than those in this example, based on these assumptions your cost would be:


1 Year                                                         $399

3 Years                                                      $1,361

5 Years                                                      $2,327

10 Years                                                     $4,764

------------------------------------------------------
MORE INFORMATION ABOUT THE FUNDS' INVESTMENTS AND RISKS
------------------------------------------------------

WEISS TREASURY ONLY MONEY MARKET FUND

PRINCIPAL INVESTMENTS

Money Market Fund's investments will comply with applicable rules governing the quality, maturity and diversification of securities held by money market funds.

--U.S. TREASURY SECURITIES. Money Market Fund invests primarily in U.S. Treasury securities, which are direct obligations of the U.S. Treasury. U.S. Treasury securities differ only in their interest rates, maturities and times of issuance. For example, Treasury bills have initial maturities of one year or less; Treasury notes have initial maturities of one to ten years; and Treasury bonds generally have initial maturities of greater than ten years. The payment of principal and interest on U.S. Treasury securities is unconditionally guaranteed by the U.S. Government, and therefore they are of the highest possible credit quality.

--REPURCHASE AGREEMENTS. As a means of earning income for periods as short as overnight, Money Market Fund may enter into repurchase agreements secured by U.S. Treasury securities that mature within seven days or less with selected banks and broker-dealers. When the Fund enters into a repurchase agreement, it buys securities for a specified price and agrees to resell the securities to the seller at a higher price at some future date, normally one to seven days from the time of initial purchase.

OTHER INVESTMENTS

OTHER INVESTMENT COMPANIES. Money Market Fund may also invest in the securities of other mutual funds investing primarily in U.S. Treasury securities subject to applicable securities regulations. When the Fund invests in another mutual fund, it pays a pro rata portion of the advisory fees and other expenses of that fund as a shareholder of that fund. These expenses are in addition to the advisory and other expenses the Fund pays in connection with its own operations.

WEISS MILLENNIUM OPPORTUNITY FUND

PRINCIPAL STRATEGIES

The Manager uses a variety of investments and investment techniques in seeking to achieve Millennium Opportunity Fund's investment objective. The Fund's primary investment strategies are described below; however, the Fund may also invest in other securities, use other strategies or engage in other investment practices. These investments and strategies, as well as those described in this Prospectus, are described in detail in the Statement of Additional Information. Although the Fund will attempt to achieve its investment objective, there is no assurance it will be successful.

The following describes the Manager's investment approach in greater detail.

ANALYSIS

--FUNDAMENTAL ANALYSIS. Companies are evaluated for their fundamental ability to withstand, or even take advantage of, adverse economic conditions, such as global deflation or a domestic recession. Factors such as cash flow, asset values, competitive position, current price and industry out-look may also be considered. A Strongest List and a Weakest List are produced based on this analysis.

--SECTOR ANALYSIS. A proprietary computer model evaluates various market sectors to aid the Manager in selecting for purchase securities from sectors of the economy that are showing strength or, conversely, selling securities short in sectors that are showing weakness.

--MARKET TREND ANALYSIS. Based on a proprietary model, a bullish (indicating a rising market) or bearish (indicating a falling market) signal is generated.

SECURITY SELECTION

Based upon the results of both the fundamental and sector analyses discussed above:

--A Buy Candidates List is created containing stocks in sectors ranked high.

--A Short-Sale Candidates List is created with stocks in sectors ranked low.

PORTFOLIO STRUCTURE

Millennium Opportunity Fund's assets will normally be invested as set forth below. Depending on the Manager's perception of market conditions, these percentages may differ substantially at various times.

--Approximately 30% of Millennium Opportunity Fund's assets will be allocated to core positions (positions the Manager intends to hold for a while). The Manager intends to split these between (a) long positions in stocks selected from the Strongest List and (b) short positions in stocks selected from the Weakest List.

--Approximately 50% of Millennium Opportunity Fund's assets will consist of actively traded equity positions which will be allocated based upon the market trend analysis discussed above. In a bullish market trend, trading positions will be primarily allocated to long positions in stocks selected from the Buy Candidates List. In a bearish market trend, this portion of the portfolio will consist primarily of short equity positions in stocks selected from the Short-Sale Candidates List.

--Approximately 20% of Millennium Opportunity Fund's assets will be invested in debt securities issued or guaranteed by the U.S. Government and its agencies or instrumentalities, investment-grade debt securities of corporate issuers and zero coupon bonds. If a debt security held by the Fund ceases to be rated or its rating is reduced below investment-grade, the Fund's Manager will review the investment in light of the Fund's investment philosophy to determine whether or not selling the security would be in the best interests of the Fund.

RISKS

--EQUITY SECURITIES. Since it purchases common stocks (referred to above as taking a "long" equity position), Millennium Opportunity Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's equity securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility.

--SHORT SALES. When the Manager anticipates that the price of a security will decline, it may sell the security short and borrow the same security from a broker or other institution to complete the sale (referred to above as taking a "short" equity position). Millennium Opportunity Fund may make a profit or incur a loss depending upon whether the market price of the security decreases or increases between the date of the short sale and the date on which the Fund must replace the borrowed security. An increase in the value of a security sold short by the Fund over the price at which it was sold short will result in a loss to the Fund, and there can be no assurance that the Fund will be able to close out the position at a particular time or at an acceptable price.

--FIXED INCOME SECURITIES. The market values of fixed income investments change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Further, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. In addition to these fundamental risks, different types of fixed income securities may be subject to the following additional risks:

     --CREDIT QUALITY RISK. The possibility that an issuer will be unable to make timely payments of either principal or interest.

     --PREPAYMENT OR CALL RISK. During periods of falling interest rates, certain debt obligations with high interest rates may be prepaid (or "called") by the issuer prior to maturity. As a result, Millennium Opportunity Fund may be required to invest the proceeds from such investments at lower interest rates.

--TEMPORARY DEFENSIVE INVESTMENTS. Millennium Opportunity Fund may, from time to time, take temporary defensive positions that are inconsistent with the Fund's principal investment strategies in attempting to respond to adverse market, economic, political or other conditions. During these times, the Fund may invest up to 100% of its assets in cash or cash equivalents, shares of money market mutual funds, commercial paper, zero coupon bonds, repurchase agreements, and other securities the Manager believes to be consistent with the Fund's best interests. During a period in which the Fund takes a temporary defensive position, the Fund may not achieve its investment objective.

--NON-PRINCIPAL INVESTMENT STRATEGIES. To a more limited extent, Millennium Opportunity Fund may, but is not required to, utilize other investments and investment techniques that may impact fund performance, including, but not limited to, options on securities and stock indices, options on stock index futures contracts, and other derivatives (i.e., financial instruments that derive their value from other securities or commodities, or that are based on indices).

------------------------------------------------------
FUND MANAGEMENT
------------------------------------------------------

INVESTMENT MANAGER

Weiss Money Management, Inc., 4176 Burns Road, Palm Beach Gardens, Florida 33410, is the investment adviser to each Fund, and is responsible for the day-to-day management of the portfolio. The Manager has been providing investment advisory services to The Weiss Fund since the Trust's inception in 1996 and to individual clients since its inception in 1980.

Under separate investment advisory agreements with the Funds, the Manager provides continuous advice and recommendations concerning each Fund's investments.

WEISS TREASURY ONLY MONEY MARKET FUND. Money Market Fund has agreed to compensate the Manager for its services by the monthly payment of a fee at the annual rate of 0.50% of the Fund's average net assets. For the fiscal year ended December 31, 2001, Money Market Fund paid the Manager a fee equal to 0.22% of the Fund's average net assets, since the Manager waived a portion of its fee in order to limit the Fund's expenses.

Currently, the Manager contractually limits total operating expenses (excluding interest, taxes, brokerage commissions, litigation, indemnification, and extraordinary expenses) to an annual rate of 0.60% of the average net assets of Money Market Fund, which lowers the Fund's expenses and increases its yield. This expense limitation may be terminated or revised each year, at which point Money Market Fund's expenses may increase and its yield may be reduced.

WEISS MILLENNIUM OPPORTUNITY FUND. Millennium Opportunity Fund has agreed to compensate the Manager for its services by the monthly payment of a fee at the annual rate of 1.50% of the Fund's average net assets. For the fiscal year ended December 31, 2001, Millennium Opportunity Fund paid the Manager a fee equal to 0.96% of the Fund's average net assets, since the Manager waived a portion of its fee in order to limit the Fund's expenses.

Currently, the Manager voluntarily limits total operating expenses (excluding interest, taxes, brokerage commissions, litigation, indemnification, and extraordinary expenses) to an annual rate of 2.50% of the average net assets of Millennium Opportunity Fund, which lowers the Fund's expenses and increases its return. This expense limitation may be terminated or revised at any time, at which point Millennium Opportunity Fund's expenses may increase and its return may be reduced.

SUB-ADVISER

Delray Financial Corporation, 10356 St. Andrews Road, Boynton Beach, Florida 33436, has been retained by the Manager to provide subadvisory services to each Fund. John N. Breazeale is the sole owner, principal executive officer and sole director of Delray, and was the portfolio manager for both of the Funds from each Fund's inception until 2001. Prior to 1994, Mr. Breazeale provided portfolio management services at Provident Institutional Management Inc., Mitchell Hutchins Asset Management Inc. (a subsidiary of PaineWebber Group), and with Mackenzie Investment Management Inc. Mr. Breazeale has over 31 years' experience in the securities industry. Under a subadvisory agreement with the Manager, Delray renders continuous investment advice to the Manager as to the investment of each Fund's assets. However, the Manager is responsible for implementing the execution of transactions recommended by Delray in the exercise of the Manager's independent judgment regarding the appropriateness of Delray's investment recommendations for each Fund in accordance with its investment objectives, policies and restrictions. The Manager pays Delray a fee out of the investment advisory fees it receives from each Fund.

PORTFOLIO MANAGER

SEBASTIAN LEBURN. Mr. Leburn, Portfolio Manager, has been the portfolio manager for both funds since October 15, 2001. Prior to that time, he served as the assistant to the portfolio manager since October 18, 1999. He is assisted by a team of investment professionals from the Manager, which with Mr. Leburn is responsible for overseeing each

Fund's investment program and implementing the recommendations of Delray as to the investment of each Fund's assets.

------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS
------------------------------------------------------

WEISS TREASURY ONLY MONEY MARKET FUND. Money Market Fund intends to distribute substantially all of its net investment income and any net realized capital gains. Net investment income for the Fund consists of all interest income accrued on the Fund's assets, less all actual and accrued expenses. Interest income included in the daily computation of net investment income is comprised of original issue discount earned on discount paper accrued to the date of maturity as well as accrued interest. The Fund's expenses, including the management fee payable to the Manager, are accrued each day.

Distributions by Money Market Fund are reinvested in additional shares of the Fund or paid in cash at the election of the shareholder. If no election is made, all distributions will be reinvested in additional Fund shares. Dividends are declared daily. The Fund intends to distribute dividends on the last business day of each month. The Fund may make an additional distribution of income and gains if necessary to satisfy a calendar year excise tax distribution requirement.

WEISS MILLENNIUM OPPORTUNITY FUND. Millennium Opportunity Fund intends to distribute to shareholders substantially all of its net investment income annually. Net investment income for the Fund consists of all income accrued on the Fund's assets, less all actual and accrued expenses. The Fund intends to distribute to shareholders net realized capital gains after utilization of capital loss carryforwards, if any, at least annually.

Distributions by Millennium Opportunity Fund are reinvested in additional shares of the Fund or paid in cash at the election of the shareholder. If no election is made, all distributions will be reinvested in additional Fund shares. If an investment is in the form of a retirement plan, all dividends and capital gains distributions must be reinvested into the shareholder's account. Distributions are generally taxable, whether received in cash or reinvested. Exchanges among the Weiss funds are also taxable events.

------------------------------------------------------
TAXES
------------------------------------------------------

Dividends paid out of a Fund's net investment income and net short-term capital gains will be taxable to you as ordinary income. Distributions of net long-term capital gains are taxable to you as long-term capital gains, regardless of how long you have held your Fund shares. If a portion of Millennium Opportunity Fund's income consists of dividends from U.S. corporations, a portion of the dividends paid by the Fund may be eligible for the dividends-received deduction for corporate shareholders. Distributions may be subject to federal income tax in the same manner whether received in cash or reinvested in additional Fund shares.

If shares of a Fund are held in a tax-deferred retirement plan account, income and gain will not be taxable each year. Instead, the taxable portion of amounts held in a retirement plan account generally will be subject to tax only when distributed from that account, and all of those taxable amounts will be taxable as ordinary income.

A distribution will be treated as paid to you on December 31 of the current calendar year if it is declared by a Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year.

If you purchase Fund shares shortly before a distribution, you will be taxed on the distribution, even though it represents a return of your investment. To avoid this result, check a Fund's distribution schedule before you invest.

Each year the applicable Fund will notify you of the tax status of dividends and other distributions.

Upon the sale or other disposition of your Fund shares, you may realize a capital gain or loss which will be long-term or short-term, generally depending upon how long you held your shares. For income tax purposes, an exchange of shares of a Fund for shares of another Weiss fund is treated as a sale and any gain on the transaction may be subject to federal income tax.

The foregoing discussion of federal tax consequences is intended for general information only. Fund distributions may also be subject to state, local and foreign taxes. With respect to Money Market Fund, in many states Fund distributions which are derived from interest on U.S. Treasury securities are exempt from taxation. You should consult your own tax adviser regarding the particular tax consequences of an investment in a Fund.

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights table is intended to help you understand each Fund's financial performance for the fiscal periods indicated. Certain information reflects financial results for a single Fund share. Information presented for Millennium Opportunity Fund pertains to the Fund's Class A shares. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the applicable Fund (assuming reinvestment of all dividends and distributions). This information has been audited by Tait, Weller & Baker, whose report, along with the Fund's financial statements, is included in the annual report, which is available upon request.


THE WEISS FUND

For a share outstanding throughout each period.

                                                        WEISS TREASURY ONLY MONEY MARKET FUND
                                     ---------------------------------------------------------------------------
                                     FOR THE YEAR   FOR THE YEAR   FOR THE YEAR   FOR THE YEAR    FOR THE YEAR
                                        ENDED          ENDED          ENDED          ENDED            ENDED
                                     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                         2001           2000           1999           1998            1997
                                     ------------   ------------   ------------   ------------   ---------------
Net Asset Value, beginning of year:    $   1.00       $   1.00       $   1.00       $  1.00          $  1.00
                                       --------       --------       --------       -------          -------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income                    0.03           0.06           0.04          0.05             0.05
  Net realized and unrealized gain
     (loss) on investments                   --             --             --            --               --
                                       --------       --------       --------       -------          -------
Net Investment Income                      0.03           0.06           0.04          0.05             0.05
                                       --------       --------       --------       -------          -------
LESS DISTRIBUTIONS:
From net investment income:               (0.03)         (0.06)         (0.04)        (0.05)           (0.05)
                                       --------       --------       --------       -------          -------
NET ASSET VALUE, END OF YEAR:          $   1.00       $   1.00       $   1.00       $  1.00          $  1.00
                                       ========       ========       ========       =======          =======
TOTAL RETURN                               3.54%          5.65%          4.35%         4.67%            4.71%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year: (000)         $137,136       $130,053       $118,930       $69,049          $33,361
Ratio of expenses to average net
  assets(1)                                0.59%          0.50%          0.50%         0.53%            0.50%
Ratio of net investment income to
  average net assets(2)                    3.48%          5.51%          4.24%         4.55%            4.60%
Portfolio Turnover                           NA             NA             NA            NA               NA

---------------
(1) Expense ratios before waivers and reimbursement of expenses for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 would have been 0.87%,
    0.90%, 0.92%, 1.14% and 1.69%, respectively.

(2) Net investment income ratios before waivers and reimbursement of expenses for the years ended December 31, 2001, 2000, 1999, 1998 and 1997 would have been 3.20%, 5.11%, 3.82%, 3.94% and 3.41%, respectively.

                                                     WEISS MILLENNIUM OPPORTUNITY FUND (CLASS A SHARES)
                                                     --------------------------------------------------
                                                     FOR THE YEAR      FOR THE YEAR      FOR THE PERIOD
                                                        ENDED             ENDED              ENDED
                                                     DECEMBER 31,      DECEMBER 31,       DECEMBER 31,
                                                         2001              2000              1999*
                                                     ------------     --------------     --------------
Net Asset Value, beginning of period:                  $  8.67           $ 10.19            $ 10.00
                                                       -------           -------            -------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income                                     --              0.03               0.01
  Net realized and unrealized gain (loss) on
     investments                                         (0.48)            (1.52)              0.19
                                                       -------           -------            -------
Net Investment Income (loss)                             (0.48)            (1.49)              0.20
                                                       -------           -------            -------
LESS DISTRIBUTIONS:
From net investment income:                                 --             (0.03)             (0.01)
                                                       -------           -------            -------
NET ASSET VALUE, END OF PERIOD:                        $  8.19           $  8.67            $ 10.19
                                                       =======           =======            =======
TOTAL RETURN                                             (5.54)%          (14.60)%             2.04%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period: (000)                       $ 8,239           $12,717            $16,767
Ratio of expenses to average net assets(1)                2.85%             3.82%              2.55%(3)
Ratio of net investment income to average net
  assets(2)                                              (0.04)%            0.28%              1.24%(3)
Portfolio Turnover                                      2397.4%            989.7%              82.0%

---------------
(1) Annualized expense ratios before waivers and reimbursement of expenses for the years ended December 31, 2001 and 2000 and the period ended December 31, 1999 would have been 4.75%, 5.15% and 6.27%, respectively, which included the margin and dividend expenses. Without the margin and dividend expenses, the ratios would have been 4.39%, 3.83% and 6.22%, respectively.

    Annualized expense ratios after waivers and reimbursement of expenses for the years ended December 31, 2001 and 2000 and the period ended December 31, 1999, excluding the margin and dividend expenses, would have been 2.50%.

(2) Annualized net investment income ratio before waivers and reimbursement of expenses for the years ended December 31, 2001 and 2000 and the period ended December 31, 1999 would have been (1.58)%, 0.26% and (2.43)%, respectively, with the margin and dividend expenses excluded.

(3) Annualized.

 * Commencement of operations of Weiss Millennium Opportunity Fund was September 21, 1999.

------------------------------------------------------
HOW TO INVEST IN THE FUNDS
------------------------------------------------------

BUYING SHARES

WEISS TREASURY ONLY MONEY MARKET FUND. Purchase orders for shares of Money Market Fund which are received by the transfer agent on any business day prior to 12:00 noon eastern time, receive the net asset value per share next determined after receipt of the order by the transfer agent and are executed that day. Purchase orders received after 12:00 noon eastern time receive the net asset value per share next determined after receipt of the order by the transfer agent and are executed the following business day. Federal funds must be immediately available to the Fund's custodian in order for the transfer agent to execute a purchase order on a given day. Shares of the Fund cannot be purchased by Federal Reserve wire on days that either the New York Stock Exchange or the Federal Reserve is closed.

Money Market Fund shares may be purchased without a sales charge if you purchase them through the Fund's distributor. Broker-dealers other than the distributor may assess transaction charges in connection with purchases of Fund shares.

WEISS MILLENNIUM OPPORTUNITY FUND. Purchase orders for shares of Millennium Opportunity Fund which are received by the transfer agent on any business day by the close of regular trading on the New York Stock Exchange, normally 4:00 p.m. eastern time, receive the net asset value per share calculated for that day, less any applicable front-end sales charge. Purchase orders received after the close of regular trading on the Exchange receive the net asset value per share next determined after receipt of the order by the transfer agent, less any applicable front-end sales charge. Federal funds must be immediately available to the Fund's custodian in order for the transfer agent to execute a purchase order on a given day. Shares of the Fund cannot be purchased by Federal Reserve wire on days that either the Exchange or the Federal Reserve is closed.

A front-end sales charge of 1.50% is assessed on purchases of Millennium Opportunity Fund shares, subject to a maximum of $75 per account. Broker-dealers other than the distributor may assess additional transaction charges in connection with purchases of Fund shares.

PURCHASES BY CHECK

Fund shares may be purchased by a check drawn on an account belonging to the prospective shareholder. See "Opening an Account" for minimum purchase requirements. If you purchase shares with a check that does not clear, your purchase order will be canceled and you will be liable for any losses or fees the Fund or the transfer agent incurred. Checks must be drawn on a U.S. bank. Purchases by check are executed on the day the check is received in good order by the transfer agent. Purchases are made in full and fractional shares. Checks for investment should be payable to the applicable Fund.

Please see "Transaction Information" later in this Prospectus for additional information on buying, redeeming and exchanging Fund shares.

------------------------------------------------------
OPENING AN ACCOUNT
------------------------------------------------------

MINIMUM INVESTMENT

The minimum initial investment is $1,000 for Money Market Fund and $5,000 for Millennium Opportunity Fund.

BY MAIL

Complete an account application and mail it along with a check payable to the applicable Fund to:

                                 The Weiss Fund
                                 P.O. Box 8969
                           Wilmington, DE 19899-8969

or by overnight mail to:

                                 The Weiss Fund
                             c/o PFPC Trust Company
                        400 Bellevue Parkway, Suite 108
                             Wilmington, DE 19899.

BY WIRE

If you are wiring funds, please contact a Fund representative at (800) 430-9617 to open an account.

Ask your bank to send immediately available funds by wire to:

     PNC Bank N.A.
     Philadelphia, PA 19103
     ABA No. 031000053
     DDA Account # 86-1030-3574
     Further Credit to: (Shareholder Name and Account Number)

The wire should include your name, address and taxpayer identification number and the name of the applicable Fund. An account application indicating the name in which the purchase is to be made must be completed and mailed by you to the address under "Opening an Account -- By Mail" above via overnight delivery or sent by facsimile transmission. Purchase money will be returned promptly in the event a completed account application is not received. Please call the Funds' transfer agent at (800) 430-9617 for additional information prior to making a purchase by wire and consult your bank regarding bank wire or other charges.

WEISS MILLENNIUM OPPORTUNITY FUND

FRONT-END SALES CHARGE

The offering price of Millennium Opportunity Fund's shares is the net asset value next determined after the Fund receives a valid purchase request, plus the front-end sales load.

The amount of the front-end sales load as a percentage of the offering price is 1.50%, which equals 1.52% of the net amount invested. Assessment of the front-end sales charge is limited to a maximum of $75 per account. Applicable sales charge assessments in excess of such amount will be waived. In addition, the sales charge is not assessed on (i) Millennium Opportunity Fund shares purchased with reinvested dividends or distributions, (ii) subsequent investments in Millennium Opportunity Fund, (iii) exchanges from another Weiss fund with the same or a higher sales charge, and (iv) exchanges from another Weiss fund whose shares were purchased through a previous exchange from Millennium Opportunity Fund.

WAIVER OF FRONT-END SALES CHARGE

In addition to the examples discussed in the preceding paragraph, the front-end sales charge will be waived on Millennium Opportunity Fund shares purchased:

- in connection with shares purchased through the cross-reinvestment privilege;

- by persons repurchasing shares they redeemed within the last 30 days (see "Repurchase of Millennium Opportunity Fund Shares");

- by directors, officers and employees and members of their immediate families of the Manager, the Sub-Adviser and their affiliates and dealers that enter into agreements with Millennium Opportunity Fund's distributor;

- by Trustees and officers of The Weiss Fund;

- through wrap fee and asset allocation programs and financial institutions that, under their dealer agreements with Millennium Opportunity Fund's distributor or otherwise, do not receive any or receive a reduced portion of the front-end sales charge; and

- by persons purchasing shares of Millennium Opportunity Fund through a payroll deduction plan or a qualified retirement plan which permits purchases of shares of the Fund.

REPURCHASE OF MILLENNIUM OPPORTUNITY FUND SHARES

Investors may repurchase any amount of Millennium Opportunity Fund shares at net asset value (without the normal front-end sales charge), up to the limit of the value of any amount of the shares (other than those which were purchased with reinvested dividends and distributions) that they redeemed within the past 30 days. In effect, this allows investors to reacquire shares that they may have had to redeem, without re-paying the front-end sales charge. An investor may only exercise this privilege once. To exercise this privilege, we must receive the purchase order within 30 days of that investor's redemption. In addition, an investor must provide written notification and indicate on the purchase order that shares are being repurchased.

------------------------------------------------------
ADDING TO YOUR INVESTMENT
------------------------------------------------------

MINIMUM INVESTMENT

The minimum amount required to make subsequent investments in either Fund is $100.

BY MAIL

Make a check payable to the applicable Fund and mail to the address shown above in "Opening an Account -- By Mail." Please be sure to include your account number on the check and, if possible, use the tear off form attached to your regular Fund account statement.

BY WIRE

Ask your bank to send immediately available funds by wire to:

      PNC Bank N.A.
      Philadelphia, PA 19103
      ABA No. 031000053
      DDA Account # 86-1030-3574
      Further Credit to: (Shareholder Name and Account Number)

The wire should include your name and account number. Please call the Funds' transfer agent at (800) 430-9617 regarding purchases by wire and consult your bank regarding bank wire or other charges.

AUTOMATIC INVESTMENT PLAN

Please call (800) 430-9617 for more information and to request an election form. Or, you may elect this option at the time you open your account by completing section 6 and 8 of the new account application form. See "Shareholder
Services -- Automatic Investment Plan."

------------------------------------------------------
REDEEMING FUND SHARES
------------------------------------------------------

Each Fund mails redemption proceeds within three business days following the receipt of a redemption request in proper form as described below, except in the case of shares recently purchased by check. A

Fund may delay payment of redemption proceeds for shares purchased by check until the check clears, which may take up to 15 days from the purchase date. Once the purchase check has cleared, redemption proceeds will be sent within three business days. Redemptions receive the net asset value per share next determined after the order is placed.

Redemptions in the amount of $50,000 or more require a Medallion Signature Guarantee. Please refer to "Medallion Signature Guarantees" later in this Prospectus for more information.

The redemption requirements for corporations, other organizations, trusts, fiduciaries, agents, institutional investors and retirement plans may be different from those for regular accounts. Please call (800) 430-9617 for more information.

BY TELEPHONE

Call (800) 430-9617 and speak with a service representative of The Weiss Fund anytime between 8:30 a.m. and 4:00 p.m. Transactions by telephone cannot be in an amount in excess of $50,000. Redemptions may be by check, or, if you previously selected wire redemption privileges on your account application, by wire. Checks must be sent to the shareholder's address of record and can be for any amount. Wire redemptions must be made in amounts of at least $1000. A $15 service charge may be charged for redemptions by wire. See "Transaction Information -- Telephone Transaction" below.

BY MAIL

Send a letter of instruction signed by each owner on the account (sign exactly as each name appears on the account) to the address shown above in "Opening an Account -- By Mail." Please be sure to include your account number in your request.

AUTOMATIC WITHDRAWAL PLAN

Call (800) 430-9617 for more information and to request an election form. Or, you may elect this option at the time you open your account by completing section 9 of the new account application form. See "Shareholder
Services -- Automatic Withdrawal Plan."

------------------------------------------------------
EXCHANGING FUND SHARES
------------------------------------------------------

Shareholders of each Fund have an exchange privilege with other Weiss funds. Each Fund reserves the right to reject any exchange order. Shareholders of a Fund may exchange their outstanding shares for shares of another Weiss fund on the basis of relative net asset value per share, as more fully described below. Before exchanging shares into another Weiss fund, please call (800) 430-9617 to obtain the appropriate fund prospectus.

The exchange requirements for corporations, other organizations, trusts, fiduciaries, agents, institutional investors and retirement plans may be different from those for regular accounts. Please call (800) 430-9617 for more information.

This exchange privilege is available only in states where the Fund's shares may be legally sold.

MINIMUM INVESTMENT

A minimum initial investment must be made to establish an account into which exchange proceeds may be invested. If you are opening an account in a different Weiss fund by exchange, the shares being exchanged must be at least equal in value to the minimum investment requirement for the fund into which exchange proceeds are being invested. If shares of a Weiss fund purchased without a sales charge or with a lower sales charge are exchanged for shares of another Weiss fund with a sales charge or a higher sales charge, the exchange is subject to an incremental sales charge (e.g., the difference between the lower and the higher applicable sales charges). If Weiss fund shares are exchanged into another Weiss fund with the same, lower or no sales charge, there is no incremental sales charge for the exchange. Finally, Millennium Opportunity Fund's sales charge is not assessed on exchanges from another Weiss fund whose shares were purchased through a previous exchange from Millennium Opportunity Fund. A $5 fee is assessed for each exchange transaction.

BY TELEPHONE

Call (800) 430-9617 and speak with a service representative of The Weiss Fund anytime between 8:30 a.m. and 4:00 p.m. Transactions by telephone cannot be in an amount in excess of $50,000. See "Transaction Information -- Telephone Transactions" below.

BY MAIL

Send a letter of instruction signed by each owner on the account (sign exactly as each name appears on the account) to the address shown above in "Opening an Account -- By Mail." Please be sure to include in your instructions:

     -- the dollar amount or number of shares you wish to exchange;

     -- your account number;

     -- the name of the Fund you are exchanging from;

     -- the name of the Fund you are exchanging into; and

     -- a daytime telephone number at which you can be reached.

------------------------------------------------------
TRANSACTION INFORMATION
------------------------------------------------------

NET ASSET VALUE

WEISS TREASURY ONLY MONEY MARKET FUND. For purposes of processing purchase and redemption orders, the net asset value per share of Money Market Fund is calculated as of 12:00 noon and as of the close of regular trading on the New York Stock Exchange, normally 4:00 p.m. eastern time, on each business day except those holidays which the Exchange observes.

Money Market Fund's administrator determines net asset value per share by adding the value of the Fund's investments, cash and other assets, subtracting liabilities attributable to the Fund and then dividing the result by the number of shares outstanding. The Fund's assets are valued at amortized cost in accordance with the Fund's procedures pursuant to Rule 2a-7 under the Investment Company Act of 1940.

WEISS MILLENNIUM OPPORTUNITY FUND. For purposes of processing purchase and redemption orders, the net asset value per share of Millennium Opportunity Fund is calculated as of the close of regular trading on the New York Stock Exchange, normally 4:00 p.m. eastern time, on each business day except those holidays which the Exchange observes.

Millennium Opportunity Fund's administrator determines net asset value per share by adding the value of the Fund's investments, cash and other assets, subtracting liabilities attributable to the Fund and then dividing the result by the number of shares outstanding. Market prices are used to determine the value of the Fund's assets. If market prices are not readily available for a security or if a security's price is not considered to be market indicative, that security may be valued by another method that The Weiss Fund's Board of Trustees or its delegate believes accurately reflects fair value. In those circumstances where a security's price is not considered to be market indicative, the security's valuation may differ from an available market quotation.

On those days where the Funds' custodian or the Exchange closes early as a result of such day being a partial holiday or otherwise, each Fund reserves the right to advance on that day the time by which purchase and redemption requests must be received.

TELEPHONE TRANSACTIONS

Shareholders automatically receive the Telephone Transaction Privilege. The Telephone Transaction Privilege allows a shareholder to effect exchanges from a Fund into an identically registered account in another Weiss fund as well as other transactions as outlined in this prospectus, by calling (800) 430-9617. If a shareholder does not wish to have this privilege, he or she must place a checkmark in the appropriate box in the Telephone Transaction Authorization portion of the account application.

Neither a Fund nor the transfer agent will be liable for following instructions communicated by telephone reasonably believed to be genuine and a loss to the shareholder may result due to an unauthorized transaction. Each Fund and the transfer agent will employ reasonable procedures (which may include one or more of the following: recording all telephone calls, requesting telephone exchanges or other instructions, verifying authorization and requiring some form of personal identification prior to acting upon instructions, and sending a statement each time a telephone transaction is effected) to confirm that instructions communicated by telephone are genuine. A Fund and the transfer agent may be liable for any losses due to unauthorized or fraudulent instructions only if such reasonable procedures are not followed.

Of course, shareholders are not obligated in any way to execute a telephone transaction and may choose to give such instructions in writing. During periods of drastic economic or market changes, it is possible that the Telephone Transaction Privilege may be difficult to implement. In this event, shareholders should follow the other transaction procedures such as those discussed under "Exchanging Fund Shares" and/or "Redeeming Fund Shares," including the procedures for processing exchanges through securities dealers.

MEDALLION SIGNATURE GUARANTEES

Certain types of redemption requests must include a Medallion Signature Guarantee for each name in which the account is registered. Medallion Signature Guarantees must accompany redemption requests for: (i) an amount in excess of $50,000 per day; (ii) any amount, if the redemption proceeds are to be sent elsewhere than the address of record on the applicable Fund's books; or (iii) an amount of $50,000 or less if the address of record has been changed on the applicable Fund's books for less than 60 days, although the transfer agent reserves the right to require Medallion Signature Guarantees on all redemptions. A Medallion Signature Guarantee stamp may be obtained from a member of a national securities exchange, a U.S. commercial bank, trust company, or Federally chartered savings and loan, or other recognized member of the Medallion Signature Guarantee program. A notarization from a notary public is NOT acceptable. Guarantees must be signed by an authorized person at one of these institutions.

TAX IDENTIFICATION NUMBER

When you complete your account application, please be sure to certify that your Social Security or tax identification number is correct and that you are not subject to 30% backup withholding for failing to report income to the IRS. Federal tax law requires a Fund to withhold 30% of taxable distributions from most accounts without a certified Social Security or tax identification number and certain other certified information or upon notification from the IRS or a broker that withholding is required. Each Fund reserves the right to reject account applications without a certified Social Security or tax identification number and certain other certified information or upon notification from the IRS or a broker that withholding is required. Each Fund also reserves the right to redeem shares from accounts without such information upon 30 days' notice. Shareholders may avoid redemption by providing the applicable Fund with a tax identification number and certain other certified information during the notice period.

SUBMINIMUM ACCOUNTS

Each Fund reserves the right to involuntarily redeem an account after 30 days' written notice, if the account's net asset value falls and remains below a $500 minimum for Money Market Fund or a $2,500 minimum for Millennium Opportunity Fund due to share redemptions and not market fluctuations.

SUSPENSION OF TRADING

Purchase and redemption orders may be suspended on days when the Exchange is closed, closes early as a result of such day being a partial holiday or otherwise, when trading is restricted or otherwise as permitted by the SEC.

REDEMPTIONS IN KIND

In unusual circumstances, a Fund may make payment in readily marketable portfolio securities at their market value equal to the redemption price.

SHORT-TERM TRADING

Each Fund and the transfer agent may restrict purchase transactions (including exchanges) when a pattern of frequent purchases and redemptions in response to short-term fluctuations in the Fund's share price appears evident.

------------------------------------------------------
SHAREHOLDER SERVICES
------------------------------------------------------

CHECKWRITING PRIVILEGES (MONEY MARKET FUND ONLY)

You may elect to redeem shares by writing checks against your account balance in Money Market Fund for at least $50 by completing a signature card of The Weiss Fund. Your Money Market Fund investments will continue to earn dividends until your purchase check is presented to the Fund for payment. Checks will be returned by Money Market Fund's transfer agent if there are insufficient shares to meet the withdrawal amount. You should not attempt to close an account by check because the exact balance at the time the check clears will not be known when the check is written. For additional information call (800) 430-9617.

AUTOMATIC INVESTMENT PLAN

You may elect to have money automatically transferred from your bank account into your Fund account(s) at regular intervals of your choice. Your bank account must be a checking or bank money market account maintained at a domestic financial institution that is an Automated Clearinghouse

Member. A minimum investment of $50 per transaction is required for participation in the Automatic Investment Plan. Please call (800) 430-9617 for additional information.

AUTOMATIC WITHDRAWAL PLAN

You may elect to have money automatically withdrawn from your Fund account(s) on a monthly, quarterly, semi-annual or annual basis in the amount of $100 or more. The automatic withdrawal will be made on or about the 25th day of each month. Please call (800) 430-9617 for additional information.

DIVIDEND REINVESTMENT PLAN

Dividends will be automatically reinvested in additional shares of the applicable Fund unless otherwise indicated on the account application. Please call (800) 430-9617 for additional information.

CROSS REINVESTMENT PRIVILEGE

You may want to have your dividends received from a Fund automatically invested in shares of another Weiss fund. Investments will be made at a price equal to the net asset value of the acquired shares next determined after receipt of the distribution proceeds by the transfer agent. In order to qualify for the Cross Reinvestment Privilege, the value of your account in the acquired fund must equal or exceed the acquired fund's minimum initial investment requirement. There are no subsequent investment requirements for amounts to which dividends are directed nor are service fees currently charged for effecting these transactions. The election to cross-reinvest dividends will not affect the tax treatment of such dividends, which will be treated as received by you and then used to purchase shares of the acquired fund. Please call (800) 430-9617 for additional information.

INDIVIDUAL RETIREMENT ACCOUNTS

Each Fund offers Individual Retirement Account ("IRA") and Roth IRA plans as well as Education IRA plans. PNC Trust Company, which serves as custodian or trustee under the Funds' IRA, Roth IRA and Education IRA plans, charges certain nominal fees for the annual maintenance of such accounts. Please call (800) 430-9617 for additional information and account materials.

------------------------------------------------------
ADDITIONAL INFORMATION
------------------------------------------------------

The following documents contain further details about the Funds and are available upon request and without charge:

ANNUAL AND SEMI ANNUAL REPORTS - Additional information about each Fund's investments is available in the Funds' annual and semi-annual reports to shareholders. In the Funds' annual reports you will find a discussion of the market conditions and investment strategies that significantly affected each Fund's performance during its last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION ("SAI") - The SAI contains more detailed disclosure on features, investments and policies of the Funds. A current SAI has been filed with the U.S. Securities and Exchange Commission ("SEC") and is incorporated by reference into this document, making it legally part of this prospectus.

You can make inquiries to the Funds, obtain the above documentation free of charge and request other information about the Funds by contacting:

THE WEISS FUND
4176 Burns Road
Palm Beach Gardens, Fl 33410
(800) 289-8100

Information about the Funds, including these documents, can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Reports and other information about the Funds are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the following address:

U.S. SECURITIES AND EXCHANGE COMMISSION
Public Reference Room
450 Fifth Street NW
Washington, DC 20549-0102

                       WEISS MILLENNIUM OPPORTUNITY FUND


                                   Prospectus
                                  May 1, 2002


 This Prospectus relates to the Class S shares of Weiss Millennium Opportunity
                                     Fund.

                No other shares are offered in this Prospectus.

         Weiss Millennium Opportunity Fund seeks capital appreciation.


THE BOARD OF TRUSTEES OF THE WEISS FUND VOTED TO CLOSE WEISS MILLENNIUM OPPORTUNITY FUND (THE "FUND") TO NEW INVESTMENTS, EFFECTIVE APRIL 19, 2002, AND ADOPTED A PLAN TO LIQUIDATE THE FUND NO LATER THAN MAY 20, 2002.

The Board determined that liquidation is in the best interests of Fund shareholders because, in the view of Weiss Money Management, Inc. ("Weiss"), the Fund's investment manager, a view in which the Board concurs, the Fund is unlikely to grow sufficiently to enable it to benefit from the economies of scale that are offered by large funds. In making this determination, the Board considered that the small size of the Fund, its high expense ratio absent fee waivers and expense reimbursements, Weiss' unwillingness to maintain indefinitely the Fund's expenses at current levels, and the relative lack of investor interest in the Fund have rendered the continued operation of the Fund impracticable.

The Prospectus is hereby amended by removing information relating to an offering of shares of the Fund.


THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
TABLE OF CONTENTS
--------------------------------------------------------------------------------

Fund Goal, Principal Strategies,
  Performance and Principal Risks......           1
Fees and Expenses......................           4
More Information about the Fund's
  Principal Strategies and Risks.......           5
Fund Management........................           7
Dividends and Distributions............           8
Taxes..................................           8
Financial Highlights...................           8
How to Invest in the Fund..............          11
Redeeming Fund Shares..................          11
Transaction Information................          11
Additional Information.................  back cover

------------------------------------------------------
FUND GOAL, PRINCIPAL STRATEGIES, PERFORMANCE AND PRINCIPAL RISKS
------------------------------------------------------

--GOAL. Weiss Millennium Opportunity Fund seeks capital appreciation. The Fund's investment objective may be changed without shareholder approval.

--PRINCIPAL STRATEGIES. In seeking its investment objective of capital appreciation, the Fund will invest primarily in a portfolio of equity securities, such as common stocks, and will engage in short sales of such securities. Although equity securities are the primary focus of the Fund, the Manager intends to purchase investment-grade fixed income securities in attempting to achieve the Fund's objective. Under normal circumstances it is expected that approximately 20% of the Fund's assets will be invested in such securities. The Fund's investment manager, Weiss Money Management, Inc. (which we refer to as "Weiss" or the "Manager"), with the assistance of the Fund's Sub-Adviser, will use both fundamental analysis and proprietary computer models to identify those securities to be purchased, sold or sold short. The Manager makes such determinations based, in part, upon its assessment of whether or not it believes a company is positioned to benefit from, or contribute to, contemporary trends. Under normal conditions, the Fund will invest at least 65% of its assets in long and/or short equity positions.

The Fund employs a long-short approach. With this approach, the Fund will seek to purchase stocks of companies that, in the Manager's opinion, have (1) strong or improving fundamentals, (2) lower vulnerability to adverse factors such as global deflation or a domestic recession, and/or (3) operate in sectors of the market that show accelerating momentum and strong relative strength. At the same time, the Fund will seek to sell short stocks of issuers which the Manager believes have (1) weak or deteriorating fundamentals, (2) greater vulnerability to adverse factors, and/or (3) operate in sectors of the market that show decelerating momentum and weak relative strength. Although the Manager expects that the Fund's "long" equity positions will generally outweigh its "short" equity positions, the Fund is not restricted in the amount of its assets that it may commit to short sales.

The investment policies of the Fund may lead to frequent changes in the Fund's investments, particularly in periods of volatile market movements. A change in the securities held by the Fund is known as "portfolio turnover." Although the rate of portfolio turnover is difficult to predict, it is anticipated that under normal circumstances the Fund's portfolio turnover rate could reach 1000% or more.

PRINCIPAL RISKS

There are market and investment risks with any security. The value of an investment in the Fund will fluctuate over time and it is possible to lose money invested in the Fund.

--STOCK MARKET. Stock market movements will affect the Fund's share price on a daily basis. The Fund's portfolio securities could lose value as a result of a decline in the overall stock market. When the Fund purchases a stock, it is said to have a "long" position in that stock. Selling a stock "short" means that the Fund has sold a stock it does not own with the expectation that it will be able to buy the stock later at a lower price in order to close the transaction and realize a gain on the difference between the respective sale and purchase prices. The Fund's investment results will suffer if there is a stock market advance when the Fund has significant "short" equity positions, or if there is a stock market decline when the Fund has a significant "long" equity position.

--EQUITY INVESTING. An investment in the common stock of a company represents a proportionate ownership interest in that company. Therefore, the Fund participates in the success or failure of any company in which it holds stock. In addition, the market value of common stocks can fluctuate significantly.

--SHORT INVESTING. If the Fund's Manager takes short positions in stocks that increase in value, then the losses of the Fund may exceed those of other stock mutual funds that hold long positions only. Since the Fund is not restricted in the amount of its assets that may be allocated to short sales, significant short equity positions could increase the Fund's risk profile. Investment in shares of the Fund is more volatile and risky than many other mutual funds or other forms of investment.

--PORTFOLIO STRATEGY. The Manager's skill in choosing appropriate investments for the Fund will determine in large part the Fund's ability to achieve its investment objective. The risk exists that the Manager may incorrectly allocate the Fund's investments between long and short equity positions.

--DEBT SECURITIES. Investing in debt securities involves both interest rate and credit risk. The value of debt instruments generally increases as interest rates decline. In addition, the risk of prepayment could adversely impact the Fund during a period of falling interest rates as the Fund would be required to invest the proceeds from such investments at lower interest rates. Conversely, rising interest rates tend to cause the value of debt securities to decrease. The market value of debt securities also tends to vary according to the relative financial condition of the issuer.

--PORTFOLIO TURNOVER. Portfolio turnover generally involves some expense to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. Such sales may result in realization of taxable capital gains. A high portfolio turnover will result in higher brokerage costs and taxes, which will affect the Fund's performance.

  PERFORMANCE The chart and table below provide some indication of the risks of investing in Millennium Opportunity Fund by showing changes in the Fund's performance from year to year and by comparing the Fund's performance with a broad measure of market performance. Keep in mind that past performance (before and after taxes) is no guarantee of future performance.

Annual Total Return for Class S Shares as of December 31 Each Year
[Bar Chart]

                                                                        ANNUAL TOTAL RETURNS(%)
                                                                        -----------------------
2000                                                                             -11.4
2001                                                                              -5.7

BEST QUARTER:   1.90% (December 31, 1999)
WORST QUARTER:  (7.23)% (June 30, 2000)

AVERAGE ANNUAL TOTAL RETURN (For periods ended December 31, 2001)

                                                    1 YEAR                 SINCE SEPTEMBER 21, 1999*
    ---------------------------------------------------------------------------------------------------------
    Return Before Taxes                             (5.7)%                          (11.4)%
    ---------------------------------------------------------------------------------------------------------
    Return After Taxes on Distributions             (5.7)%                           (6.8)%
    ---------------------------------------------------------------------------------------------------------
    Return After Taxes on Distributions and
      Sale of Fund Shares                           (3.4)%                           (5.4)%
    ---------------------------------------------------------------------------------------------------------
    NASDAQ Composite Index (reflects no
      deduction for fees, expenses or
      taxes)                                       (21.1)%                          (14.9)%

* Commencement of Operations.

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. In some cases the return after taxes may exceed the return before taxes due to an assumed tax benefit from any losses on a sale of fund shares at the end of the measurement period.

The Fund's return is after deduction of expenses. The Fund's return would have been lower had certain expenses not been waived and reimbursed.

--------------------------------------------------------------------------------
FEES AND EXPENSES
--------------------------------------------------------------------------------
The table below describes the fees and expenses that you may pay if you buy and hold Class S shares of the Fund.

SHAREHOLDER FEES (Fees paid directly from your investment)

Redemption Fee(1)
(as a percentage of amount redeemed)                           None

(1)A $15 service fee may be charged for redemptions by wire.

ANNUAL FUND OPERATING EXPENSES (Expenses that are deducted from Fund assets)

Management Fee:                                              1.50%
Distribution and/or Service (12b-1) Fees:                    0.25%
Other Expenses:                                              3.25%
Total Annual Fund Operating Expenses:                        5.00%

* For the fiscal year ended December 31, 2001, the Manager had voluntarily agreed to waive fees and/or reimburse the Fund's expenses to the extent necessary to ensure that the Fund's total operating expenses (excluding Rule 12b-1 fees, interest, taxes, brokerage commissions, litigation, indemnification, and extraordinary expenses) did not exceed 2.50%. The Manager has agreed to continue this expense limitation for the Fund's current fiscal year, although it may be terminated or revised at any time.

EXAMPLE:

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that the Fund's operating expenses remain the same, and that dividends and distributions are reinvested. Although your actual costs may be higher or lower than those in this example, based on these assumptions your costs would be:


1 Year      $  253
3 Years     $1,278
5 Years     $2,303
10 Years    $4,866

------------------------------------------------------
MORE INFORMATION ABOUT THE FUND'S PRINCIPAL STRATEGIES AND RISKS
------------------------------------------------------

PRINCIPAL STRATEGIES

The Manager uses a variety of investments and investment techniques in seeking to achieve the Fund's investment objective. The Fund's primary investment strategies are described below; however, the Fund may also invest in other securities, use other strategies or engage in other investment practices. These investments and strategies, as well as those described in this Prospectus, are described in detail in the Statement of Additional Information. Although the Fund will attempt to achieve its investment objective, there is no assurance it will be successful.

The following describes the Manager's investment approach in greater detail.

ANALYSIS:

--FUNDAMENTAL ANALYSIS. Companies are evaluated for their fundamental ability to withstand, or even take advantage of, adverse economic conditions, such as global deflation or a domestic recession. Factors such as cash flow, asset values, competitive position, current price and industry outlook may also be considered. A Strongest List and a Weakest List are produced based on this analysis.

--SECTOR ANALYSIS. A proprietary computer model evaluates various market sectors to aid the Manager in selecting for purchase securities from sectors of the economy that are showing strength or, conversely, selling securities short in sectors that are showing weakness.

--MARKET TREND ANALYSIS. Based on a proprietary model, a bullish (indicating a rising market) or bearish (indicating a falling market) signal is generated.

SECURITY SELECTION

Based upon the results of both the fundamental and sector analyses discussed above:

--A Buy Candidates List is created containing stocks in sectors ranked high.

--A Short-Sale Candidates List is created with stocks in sectors ranked low.

PORTFOLIO STRUCTURE

The Fund's assets will normally be invested as set forth below. Depending on the Manager's perception of market conditions, these percentages may differ substantially at various times.

--Approximately 30% of the Fund's assets will be allocated to core positions (positions the Manager intends to hold for a while). The Manager intends to split these between (a) long positions in stocks selected from the Strongest List and (b) short positions in stocks selected from the Weakest List.

--Approximately 50% of the Fund's assets will consist of actively traded equity positions which will be allocated based upon the market trend analysis discussed above. In a bullish market trend, trading positions will be primarily allocated to long positions in stocks selected from the Buy Candidates List. In a bearish market trend, this portion of the portfolio will consist primarily of short equity positions in stocks selected from the Short-Sale Candidates List.

--Approximately 20% of the Fund's assets will be invested in debt securities issued or guaranteed by the United States government and its agencies or instrumentalities, investment-grade debt securities of corporate issuers and zero coupon bonds. If a debt security held by the Fund ceases to be rated or its rating is reduced below investment-grade, the Fund's Manager will review the investment in light of the Fund's investment philosophy to determine whether or not selling the security would be in the best interests of the Fund.

RISKS

--EQUITY SECURITIES. Since it purchases common stocks (referred to above as taking a "long" equity position), the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's equity securities may fluctuate drastically from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may suffer a decline in response. These factors contribute to price volatility.

--SHORT SALES. When the Manager anticipates that the price of a security will decline, it may sell the security short and borrow the same security from a broker or other institution to complete the sale (referred to above as taking a "short" equity position). The Fund may make a profit or incur a loss depending upon whether the market price of the security decreases or increases between the date of the short sale and the date on which the Fund must replace the borrowed security. An increase in the value of a security sold short by the Fund over the price at which it was sold short will result in a loss to the Fund, and there can be no assurance that the Fund will be able to close out the position at a particular time or at an acceptable price.

--FIXED INCOME SECURITIES. The market values of fixed income investments change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Further, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. In addition to these fundamental risks, different types of fixed income securities may be subject to the following additional risks:

     --CREDIT QUALITY RISK. The possibility that an issuer will be unable to make timely payments of either principal or interest.

     --PREPAYMENT OR CALL RISK. During periods of falling interest rates, certain debt obligations with high interest rates may be prepaid (or "called") by the issuer prior to maturity. As a result, the Fund may be required to invest the proceeds from such investments at lower interest rates.

--TEMPORARY DEFENSIVE INVESTMENTS. The Fund may, from time to time, take temporary defensive positions that are inconsistent with the Fund's principal investment strategies in attempting to respond to adverse market, economic, political or other conditions. During these times, the Fund may invest up to 100% of its assets in cash or cash equivalents, shares of money market mutual funds, commercial paper, zero coupon bonds, repurchase agreements, and other securities the Manager believes to be consistent with the Fund's best interests. During a period in which the Fund takes a temporary defensive position, the Fund may not achieve its investment objective.

--NON-PRINCIPAL INVESTMENT STRATEGIES. To a more limited extent, the Fund may, but is not required to, utilize other investments and investment techniques that may impact fund performance, including, but not limited to, options on securities and stock indices, options on stock index futures contracts, and other derivatives (i.e., financial instruments that derive their value from other securities or commodities, or that are based on indices).

------------------------------------------------------
FUND MANAGEMENT
------------------------------------------------------

INVESTMENT MANAGER

Weiss Money Management, Inc., 4176 Burns Road, Palm Beach Gardens, Florida 33410, is the investment adviser to the Fund, and is responsible for the day-to-day management of the assets. The Manager has been providing investment advisory services to The Weiss Fund (formerly known as Weiss Treasury Fund) since the Trust's commencement of operations in 1996 and to individual clients since its inception in 1980.

Under the investment advisory agreement with the Fund, the Manager provides continuous advice and recommendations concerning the Fund's investments. The Fund has agreed to compensate the Manager for its services by the monthly payment of a fee at the annual rate of 1.50% of the Fund's average net assets. For the fiscal year ended December 31, 2001, the Fund paid the Manager a fee equal to 0.96% of the Fund's average net assets, since the Manager waived a portion of its fee in order to limit the Fund's expenses.

Currently, the Manager voluntarily limits total operating expenses (excluding Rule 12b-1 fees, interest, taxes, brokerage commissions, litigation, indemnification, and extraordinary expenses) to an annual rate of 2.50% of the Fund's average net assets, which lowers the Fund's expenses and increases its return. This expense limitation may be terminated or revised at any time, at which point the Fund's expenses may increase and its return may be reduced.

SUB-ADVISER

Delray Financial Corporation, 10356 St. Andrews Road, Boynton Beach, Florida 33436, has been retained by the Manager to provide subadvisory services to the Fund. John N. Breazeale is the sole owner, principal executive officer and sole director of Delray, and was the portfolio manager for the Fund from the Fund's inception until 2001. Prior to 1994, Mr. Breazeale provided portfolio management services at Provident Institutional Management Inc., Mitchell Hutchins Asset Management Inc. (a subsidiary of PaineWebber Group), and with Mackenzie Investment Management Inc. Mr. Breazeale has over 31 years' experience in the securities industry. Under a subadvisory agreement with the Manager, Delray renders continuous investment advice to the Manager as to the investment of the Fund's assets. However, the Manager is responsible for implementing the execution of transactions recommended by Delray in the exercise of the Manager's independent judgment regarding the appropriateness of Delray's investment recommendations for the Fund in accordance with its investment objectives, policies and restrictions. The Manager pays Delray a fee out of the investment advisory fees it receives from the Fund.

PORTFOLIO MANAGER


SEBASTIAN LEBURN. Mr. Leburn, Portfolio Manager, has been the portfolio manager for the Fund since October 15, 2001. Prior to that time, he served as the assistant to the portfolio manager since October 18, 1999. He is assisted by a team of investment professionals from the Manager, which with Mr. Leburn is responsible for overseeing the Fund's investment program and implementing the recommendations of Delray as to the investment of the Fund's assets.

------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS
------------------------------------------------------

The Fund intends to distribute to shareholders substantially all of its net investment income annually. Net investment income for the Fund consists of all income accrued on the Fund's assets, less all actual and accrued expenses. The Fund intends to distribute to shareholders net realized capital gains after utilization of capital loss carryforwards, if any, at least annually.

Distributions by the Fund are reinvested in additional shares of the Fund or paid in cash at the election of the shareholder. If no election is made, all distributions will be reinvested in additional Fund shares. If an investment is in the form of a retirement plan, all dividends and capital gains distributions must be reinvested into the shareholder's account. Distributions are generally taxable, whether received in cash or reinvested. Exchanges among the Weiss funds are also taxable events.

------------------------------------------------------
TAXES
------------------------------------------------------

Dividends paid out of the Fund's net investment income and net short-term capital gains will be taxable to you as ordinary income. Distributions of net long-term capital gains are taxable to you as long-term capital gains, regardless of how long you have held your Fund shares. If a portion of the Fund's income consists of dividends from U.S. corporations, a portion of the dividends paid by the Fund may be eligible for the dividends-received deduction for corporate shareholders. Distributions may be subject to federal income tax in the same manner whether received in cash or reinvested in additional Fund shares.

If shares of the Fund are held in a tax-deferred retirement plan account, income and gain will not be taxable each year. Instead, the taxable portion of amounts held in a retirement plan account generally will be subject to tax only when distributed from that account, and all of those taxable amounts will be taxable as ordinary income.

A distribution will be treated as paid to you on December 31 of the current calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year.

If you purchase Fund shares shortly before a distribution, you will be taxed on the distribution, even though it represents a return of your investment. To avoid this result, check the Fund's distribution schedule before you invest.

Each year the Fund will notify you of the tax status of dividends and other distributions.

Upon the sale or other disposition of your Fund shares, you may realize a capital gain or loss which will be long-term or short-term, generally depending upon how long you held your shares. For income tax purposes, an exchange of shares of a Fund for shares of another Weiss Fund is treated as a sale and any gain on the transaction may be subject to federal income tax.

The foregoing discussion of federal tax consequences is intended for general information only. Fund distributions may also be subject to state, local and foreign taxes. You should consult your own tax adviser regarding the particular tax consequences of an investment in the Fund.

------------------------------------------------------
FINANCIAL HIGHLIGHTS
------------------------------------------------------


The financial highlights table is intended to help you understand the Fund's financial performance for the fiscal period indicated. Certain information reflects financial results for a single Class S share of the Fund. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund's Class S shares (assuming reinvestment of all dividends and distributions). This information has been audited by Tait, Weller & Baker, whose report, along with the Fund's financial statements, is included in the annual report, which is available upon request.

WEISS MILLENNIUM OPPORTUNITY FUND

FOR A CLASS S SHARE OUTSTANDING THROUGHOUT EACH PERIOD:

                                            FOR THE YEAR ENDED    FOR THE YEAR ENDED    FOR THE PERIOD ENDED
                                               DECEMBER 31,          DECEMBER 31,           DECEMBER 31,
                                                   2001                  2000                 1999(4)*
                                            ------------------    ------------------    --------------------
NET ASSET VALUE, BEGINNING OF PERIOD:.....       $  9.03               $ 10.19                $ 10.00
                                                 -------               -------                -------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)............         (0.02)                 0.00                   0.01
  Net realized and unrealized gain (loss)
     on investments.......................         (0.49)                (1.16)                  0.19
                                                 -------               -------                -------
     Net Investment Income (loss).........         (0.51)                (1.16)                  0.20
                                                 -------               -------                -------
LESS DISTRIBUTIONS:
From net investment income:...............         (0.00)                (0.00)                 (0.01)
                                                 -------               -------                -------
NET ASSET VALUE, END OF PERIOD:...........       $  8.52               $  9.03                $ 10.19
                                                 =======               =======                =======
TOTAL RETURN..............................         (5.65)%              (11.38)%                 2.04%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)...........       $   131               $   124                $16,767
Ratio of expenses to average net
  assets(1)...............................          3.10%                 4.07%                  2.55%(3)
Ratio of net investment income (loss) to
  average net assets(2)...................         (0.29)%                0.03%                  1.24%(3)
Portfolio Turnover........................        2397.4%                989.7%                  82.0%

---------------
(1) Annualized expense ratios before waivers and reimbursement of expenses for the years ended December 31, 2001 and 2000 and the period ended December 31, 1999, would have been 5.00%, 5.40% and 6.27%, respectively, which included the margin and dividend expenses. Without the margin and dividend expenses, the ratios would have been 4.64%, 4.08% and 6.22%, respectively.

    Annualized expense ratios after waivers and reimbursement of expenses for the years ended December 31, 2001 and 2000 and the period ended December 31, 1999, excluding the margin and dividend expenses, would have been 2.75%, 2.75% and 2.50%, respectively.

(2) Annualized net investment income ratios before waivers and reimbursement of expenses for the years ended December 31, 2001 and 2000 and the period ended December 31, 1999 would have been (1.83)%, 0.01% and (2.43)%, respectively, with the margin and dividend expenses excluded.

(3) Annualized.

(4) For the period ended December 31, 1999, Class S shares of Weiss Millennium Opportunity Fund had nominal activities thus the financial highlights for this class are combined with those of Class A shares.

* Commencement of operations was September 21, 1999.

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HOW TO INVEST IN THE FUND
------------------------------------------------------

BUYING SHARES

The minimum initial investment in the Fund is $5,000. The minimum amount required to make subsequent investments is $100.

You may buy shares of the Fund through accounts with brokers and other institutions that are authorized to place trades in Fund shares for their customers. If you invest through an authorized institution, you will have to follow its procedures. Your institution may charge a fee for its services. You will also generally have to address your correspondence or questions regarding the Fund to your institution.

The Fund has adopted a Rule 12b-1 distribution plan for its Class S shares that allows the Fund to pay fees at the annual rate of 0.25% of the average daily net assets attributable to Class S shares for the sale and distribution of its Class S shares and for services provided to shareholders. Because these fees are paid out of the Fund's assets on an ongoing basis, over time they will increase the cost of your investment and may cost you more than paying other types of sales charges.

Purchase orders for shares of the Fund which are received by the transfer agent on any business day by the close of regular trading on the New York Stock Exchange, normally 4:00 p.m. eastern time, receive the net asset value per share calculated for that day. Purchase orders received after the close of regular trading on the Exchange receive the net asset value per share next determined after receipt of the order by the transfer agent. Federal funds must be immediately available to the Fund's custodian in order for the transfer agent to execute a purchase order on a given day. Shares of the Fund cannot be purchased by Federal Reserve wire on days that either the Exchange or the Federal Reserve is closed.

------------------------------------------------------
REDEEMING FUND SHARES
------------------------------------------------------

If you own your shares through an account with a broker or other institution, contact that broker or institution to sell your shares. Your broker or institution may charge a fee in connection with your redemption of Fund shares. Redemptions receive the net asset value per share next determined after the order is placed.

------------------------------------------------------
TRANSACTION INFORMATION
------------------------------------------------------

NET ASSET VALUE

For purposes of processing purchase and redemption orders, the net asset value per share of the Fund is calculated as of the close of regular trading on the New York Stock Exchange, normally 4:00 p.m. eastern time, on each business day except those holidays which the Exchange observes.

On those days where the Fund's custodian or the Exchange closes early as a result of such day being a partial holiday or otherwise, the Fund reserves the right to advance on that day the time by which purchase and redemption requests must be received.

The Fund's administrator determines net asset value per share by adding the value of the Fund's investments, cash and other assets, subtracting liabilities attributable to the Fund and then dividing the result by the number of shares outstanding. Market prices are used to determine the value of the Fund's assets. If market prices are not readily available for a security or if a security's price is not considered to be market indicative, that security may be valued by another method that the Fund's Board of Trustees or its delegate believes accurately reflects fair value.

In those circumstances where a security's price is not considered to be market indicative, the security's valuation may differ from an available market quotation.

TAX IDENTIFICATION NUMBER

When you complete your account application, please be sure to certify that your Social Security or tax identification number is correct and that you are not subject to 30% backup withholding for failing to report income to the IRS. Federal tax law requires the Fund to withhold 30% of taxable distributions from most accounts without a certified Social Security or tax identification number and certain other certified information or upon notification from the IRS or a broker that withholding is required. The Fund reserves the right to reject account applications without a certified Social Security or tax identification number and certain other certified information or upon notification from the IRS or a broker that withholding is required. The Fund also reserves the right to redeem shares from accounts without such information upon 30 days' notice. Shareholders may avoid redemption by providing the Fund with a tax identification number and certain other certified information during the notice period.

SUBMINIMUM ACCOUNTS

The Fund reserves the right to involuntarily redeem an account after 30 days' written notice, if the account's net asset value falls and remains below a $2,500 minimum due to share redemptions and not market fluctuations.

SUSPENSION OF TRADING

Purchase and redemption orders may be suspended on days when the Exchange is closed, closes early as a result of such day being a partial holiday or otherwise, when trading is restricted or otherwise as permitted by the SEC.

REDEMPTIONS IN KIND

In unusual circumstances, the Fund may make payment in readily marketable portfolio securities at their market value equal to the redemption price.

SHORT-TERM TRADING

The Fund and the transfer agent may restrict purchase transactions (including exchanges) when a pattern of frequent purchases and redemptions in response to short-term fluctuations in the Fund's share price appears evident.

------------------------------------------------------
ADDITIONAL INFORMATION
------------------------------------------------------

The following documents contain further details about the Fund's Class S shares and are available upon request and without charge:

ANNUAL AND SEMI-ANNUAL REPORTS - Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION ("SAI") - The SAI contains more detailed disclosure on features, investments and policies of the Fund. A current SAI has been filed with the U.S. Securities and Exchange Commission ("SEC") and is incorporated by reference into this document, making it legally part of this prospectus.

You can make inquiries to the Fund, obtain the above documentation free of charge and request other information about the Fund by contacting:

THE WEISS FUND
4176 Burns Road
Palm Beach Gardens, Fl 33410
(800) 289-8100

Information about the Fund, including these documents, can also be reviewed and copied at the SEC's Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the following address:

U.S. SECURITIES AND EXCHANGE COMMISSION
Public Reference Room
450 Fifth Street NW
Washington, DC 20549-0102

INVESTMENT COMPANY ACT
File Number 811-09084

                             [THE WEISS FUND LOGO]

                                    WEISS
                                    FUND

                               WEISS MILLENNIUM
                               OPPORTUNITY FUND
                                CLASS S SHARES

                                  Prospectus
                                  (Enclosed)